SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                         SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Information Statement
[X] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                            ORDERPRO LOGISTICS, INC.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid:
                                ------------------------------------------
    2) Form, Schedule or Registration Statement No.:
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    3) Filing Party:
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    4) Date Filed:

                            ORDERPRO LOGISTICS, INC.
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF ORDERPRO LOGISTICS, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of ORDERPRO LOGISTICS, Inc., a Nevada corporation (the "Company"), that a Majority Written Consent in Lieu of a Special Meeting of Stockholders (the "Written Consent") has been executed to be effective twenty (20) days from the date of mailing this Information Statement to stockholders. The Written Consent authorizes the following amendment to the Company's Articles of Incorporation to increase the number of shares of common stock authorized to be issued and to authorize the Board of Directors of the Company to issue preferred stock and/or modify the terms of a series of preferred stock from time to time:

Amend Article Four of the Company's Articles of Incorporation as follows:

     This Corporation is authorized to issue two classes of stock to be designated, respectively, "common stock" and "preferred stock." The total number of shares which this Corporation is authorized to issue is Two hundred sixty million (260,000,000) shares. Two hundred fifty million (250,000,000) shares shall be common stock (the "Common Stock"). Ten million (10,000,000) shares shall be preferred stock (the "Preferred Stock"). Each share of Preferred Stock shall have a par value of $0.001, and each share of Common Stock shall have a par value of $0.001.

     The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall set forth the number of shares comprising each such series, the voting powers, full or limited or none, of each such series and the designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of each such series. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Because execution of the Written Consent as to the amendment to the Articles was assured, the Company's Board of Directors believes it would not be in the best interest of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, the Board of Directors of the Company has determined not to call a Special Meeting of Stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

The Board of Directors has fixed the close of business on December 30, 2003 as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about January 09, 2004 to all stockholders of record as of the Record Date. Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to any of the matters being authorized herein.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                            ORDERPRO LOGISTICS, INC.
                      INFORMATION STATEMENT ON SCHEDULE 14C
               VOTES REQUIRED AND RECEIVED FOR THE WRITTEN CONSENT

Set forth below is a table of the stockholders who have executed the Written Consents and, to the best of the Company's knowledge, the number of shares of Common Stock beneficially owned by such stockholders as of December 05, 2003:

                                                                                   % of Total
                                       Common Shr's    Votes/Shr.   Common Votes     Votes
                                       ------------    ----------   ------------     -----
Total Common Issued and Outstanding
   Votes Possible                       64,941,067         1         64,941,067      100.00%

Votes for Written Consent
Beneficial Owner
----------------
Richard Windorski                       19,750,000         1         19,750,000       30.41%
Patricia Robinson                        2,000,000         1          2,000,000        3.08%
Jeffrey M. Smuda                         2,000,000         1          2,000,000        3.08%
Joel K. Windorski                        1,721,000         1          1,721,000        2.65%
Robert L. Best                             116,667         1            116,667        0.18%
Night Light, LLC                         1,100,000         1          1,100,000        1.69%
Common Sense Holdings, LLC               1,700,000         1          1,700,000        2.62%
Sugarpop Holdings, LLC                   2,000,000         1          2,000,000        3.08%
Mercury Investment Group, Inc.             500,000         1            500,000        0.77%
Outside Services, LLC                    1,800,000         1          1,800,000        2.77%
T Peter and Company                        500,000         1            500,000        0.77%

Total                                   33,187,667         1         33,187,667       51.10%

                                  VOTE REQUIRED

As of December 05, 2003 (the date of the Written Consents), 64,941,067 shares of Common Stock were issued and outstanding with votes of 64,941,067 votes. Thus, Stockholders representing no less than 32,470,534 votes from Common Stock, were required to execute the Written Consents to effect the matter set forth therein. As discussed above, shareholders owning approximately 33,187,667 votes, or 51.1% of the votes of Common Stock, have executed the Written Consents and delivered them to the Company, thereby ensuring the approval of the amendment to the Company's Articles of Incorporation.

           REASONS FOR AND POTENTIAL EFFECTS OF THE ARTICLES AMENDMENT

The Company sought the amendment to its Articles of Incorporation to increase the number of common stock shares authorized to be issued and to authorize the Board of Directors of the Company to issue preferred stock and/or modify the terms of a series of preferred stock from time to time to provide the Board of Directors and the management of the Company to (i) obtain the financing necessary to support the operations of the Company; (ii) pursue mergers and acquisitions of technology, product lines and companies or seek strategic relationships with corporate partners that will be compatible with the Company and add to its growth and financial success; and (iii) provide stock option, stock purchase or other stock incentive plans to obtain and retain the valuable services of its employees, officers, directors and consultants. Should additional common stock or preferred stock that is convertible into common stock be issued for any of these purposes, it would dilute current shareholders' positions in the common stock of the Company and could lead to a decrease in the market value of those shares. Management believes that any such decrease in the market value of the common stock of the Company would be offset by the benefits of the Company's ability to do the things described above.

The company has recently been in an acquisitive process, acquiring three companies within the past year. The company has not concluded either that this process is complete, or that further acquisitions will not continue to be investigated. In a continuing effort to maximize shareholder value, the company will proceed in this area as it sees fit and as opportunities arise. The authorization of further shares of common stock and the new series of preferred will facilitate this process. However, at this time, no further transactions have been completed. Disclosure of potential targets and business combinations will be made as appropriate, and as soon as details of any transaction become finalized. The company pays its employees and consultants for their services in cash and/or shares. The increase in the number of shares authorized will continue to facilitate this process. No additional or substantially different use of authorized capital will be made as a result of this amendment.

The Company believes that there will be no anti-takeover impact from these amendments. Currently, management is in control of over 50% of the voting power of the company. A disproportionate amount of the newly authorized shares, and all of the newly authorized preferred, will be issued, if at all, to non-affiliates of the company. Therefore, management is not increasing its percentage ownership of control. If and when shares are issued to non-management, there is no plan or agreement in place or contemplated that would require a shareholder to vote the shares in any specific way.

As stated above, the purposes of the amendment are to facilitate further operations of the company, to enable pursuit of business opportunities and transactions and to compensate employees and consultants. The amendment is not made in response to any threat of a takeover, tender offer or solicitation in opposition to management. Further, no such activity or threat thereof is known to the Company at this time.

Management has considered whether there are any disadvantages to the proposed amendment, or whether any potential resultant dilution of current or future shareholders would have any adverse effect. In connection with the authorization of additional share, current shareholders incur the risk that the Company will issue some or all of these shares, thus diluting their holdings. Such issuances could have the unintended effect of decreasing the value of previously outstanding shares. In view of the purposes of the changes, management believes that the growth of the Company and the resultant increase in shareholder value will far outweigh any dilution experienced through the issuance of the shares for the purposes contemplated by the amendment. However, no guarantee can be made that the intended results will actually come to pass.

A Certificate of Correction was filed with the Nevada Secretary of State on November 18, 2003 clarifying the Amendment to Article IV of the Articles of Incorporation of OrderPro logistics, Inc.

                            ORDERPRO LOGISTICS, INC.
                                  COMMON STOCK
                            As of December 23, 2003

                                Authorized                            Issued and Outstanding

                      Authorized        Authorized          Issued            Issued         Authorized
                       Number of         Number of       Non-Restricted      Restricted      Reserved for
                     Common Shares   Preferred Shares    Common Shares     Common Shares      Issuance
                     -------------   ----------------    -------------     -------------      --------
Current               100,000,000                          24,375,488        42,155,581       (33,468,933)

After Schedule 14C    250,000,000       10,000,000         24,375,488        42,155,581      (193,468,933)

The authorization of additional stock may or may not be used for the acquisition of companies or assets of companies. At the present time, no definitive agreements or plans exist to acquire a company or the assets of any company. However, this could change at any time. If a reportable event occurs, the company will promptly make all appropriate filings at the Securities and Exchange Commission.

           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the shareholdings of those persons who: (i) own more than five percent of our common stock as of the date of this Information Statement with the number of outstanding shares at 18,124,501; (ii) are officers or directors of the Company; and (iii) all officers and directors as a group:

                                      Percentage
   Name and Address(1)            Number of Shares(2)     Beneficially Owned
   -------------------            -------------------     ------------------
Richard Windorski, Director,
 Board Chairman and CEO               16,000,000                24.64%
Richard Windorski, President
 of OP Logistics, LP                   3,750,000                 5.77%
Patricia Robinson, Director,
 Secretary, and CFO                    2,000,000                 3.08%
Jeffrey Smuda, President               2,000,000                 3.08%
Joel K. Windorski, Director            1,721,000                 2.65%
Robert L. Best, Director                 116,667                 0.18%
All Officers and Directors
 as a group (5 people)                25,587,667                39.40%

----------
1    c/o the Company's address unless otherwise noted.
2 Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

                        DIRECTORS AND EXECUTIVE OFFICERS

MR. RICHARD L. WINDORSKI is Chairman of the Board and Chief Executive Officer. He has over 30 years experience in the manufacturing and transportation industry. His experience includes senior positions in materials and production management during employment with Control Data Corporation, Arctic Enterprises, and Wausau Homes. He has worked in the for-hire transportation industry as President of a regional contract carrier and transportation broker. Mr. Windorski was the founder and President of EMC Transportation, Inc., which until June 30, 2000 provided the freight brokerage services upon which OrderPro Logistics, Inc. builds its base.

MR. JEFFREY M. SMUDA is President and Chief Operations Officer. He has been with OrderPro Logistics, Inc. since March of 2003. He has more than twenty-five years experience managing the supply chain from material requisition through customer shipment. He is a procurement specialist accomplished in the disciplines of materials management, inventory management, personnel development and process improvements. He has held senior management positions in the domestic and international supply chain sectors.

MS. PATRICIA ROBINSON is a Director on the Board, Corporate Secretary and Treasurer, and serves as Chief Financial Officer. She has been with OrderPro Logistics, Inc. since November of 2000. Her prior experience includes the position of Executive Director for a nationally accredited behavioral health agency. She has twenty years of senior management experience including systems development and compliance requirements with national, state, and local government entities.

ROBERT L. BEST, Director, retired from Gunite Corp. in May of 2002 after 43 years. While at Gunite, he was involved in the management of production and inventory control before moving into purchasing management as a Certified Purchasing Manager (CPM). Mr. Best graduated from the University of Illinois with a bachelor's degree in mathematics and economics with continuing education in finance and industrial and business management.

JOEL K. WINDORSKI, Director, retired from the San Manuel High School System after 25 years as Maintenance Technician and Facilities Manager. He was responsible for the supervision of school facilities and maintenance systems personnel at the San Manuel High School. His experience included planning and budgeting to assure continuing operations within budget guidelines established by the school system.

None of the Directors, Officers have been convicted or are subject to a pending criminal proceeding, nor have they been subjected to any type of order barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

There currently are no committees of the Board of Directors; but the Board plans to appoint an Audit Committee and a Compensation Committee in the near future.

The Board of Directors held ten meetings in fiscal 2003. All Directors attended 100% of the meetings of the Board of Directors.

COMPENSATION OF DIRECTORS

The Company's directors will be reimbursed for any out-of-pocket expenses incurred by them for attendance at meetings of the Board of Directors or committees thereof.

                             EXECUTIVE COMPENSATION

GENERAL COMPENSATION DISCUSSION

All decisions regarding compensation for the Company's executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to the Company's success, any significant changes in role or responsibility, and internal equity of pay relationships.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation earned by or paid to the executive officers for the last five fiscal years.

                                Annual Compensation                  Long Term Compensation
                      -----------------------------------   -------------------------------------
                                                                      Awards              Payouts
                                                            ---------------------------   -------
Name and                                                    Restricted    Securities
Principal                                   Other Annual       Stock      Underlying        LTIP        All Other
Position      Year    Salary($)  Bonus($)  Compensation($)  Award(s)($)  Options/SARs(#)  Payouts($)  Compensation($)
--------      ----    ---------  --------  ---------------  -----------  ---------------  ----------  ---------------

Richard       2003    $ 9,000       -0-         -0-         $  554,254        -0-            -0-           -0-
Windorski     2002        -0-       -0-         -0-         $1,349,490        -0-            -0-           -0-
CEO           2001    $70,154       -0-         -0-                -0-        -0-            -0-           -0-

Patricia      2003    $14,423       -0-         -0-         $   56,000        -0-            -0-           -0-
Green         2002        -0-       -0-         -0-         $   58,000        -0-            -0-           -0-
CFO           2001    $26,100       -0-         -0-                -0-        -0-            -0-           -0-

Jeffrey       2003    $20,077       -0-         -0-                -0-        -0-            -0-           -0-
Smuda         2002        -0-       -0-         -0-                -0-        -0-            -0-           -0-
President     2001        -0-       -0-         -0-                -0-        -0-            -0-           -0-

No compensation was paid to the executive officers during the fiscal year 2002. Richard L. Windorski was issued 3,383,334 shares of restricted common stock at a par value of $.0001. Patricia Green was issued 333,333 shares of restricted common stock at a par value of $.0001. There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company.

EMPLOYMENT AND RELATED AGREEMENTS

The Company has an Employment Agreement with Richard L. Windorski. Compensation as stated in Section IV of this Agreement shall be:

1. Base salary of $16,250.00 per month.

2. Reimbursement for travel and entertainment expenses.

3. Stock options for 500,000 shares of restricted common stock at a strike price of $0.32 per share.

The Company has an Employment Agreement with Patricia L. Robinson. Compensation as stated in Section IV of this Agreement shall be:

1. Base salary of $5,000.00 per month.

2. Reimbursement for travel and other company expenses.

3. Stock options for 250,000 shares of restricted common stock at a strike price of $0.32 per shares.

COMPENSATION OF DIRECTORS

Directors of the Company do not receive any cash compensation, but are entitled to reimbursement of their reasonable expenses incurred in attending directors' meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no related transactions.

STOCK OPTION PLAN

There is no Stock Option Plan

             DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2004

The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2004 annual meeting of stockholders is expected to be held on or about July 15, 2004 and proxy materials in connection with that meeting are expected to be mailed on or about June 15, 2004. Proposals of stockholders of the Company that are intended to be presented at the Company's 2004 annual meeting must be received by the Company no later than May 15, 2003, in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the 2003 fiscal year, all such filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with.

BY ORDER OF THE BOARD OF DIRECTORS


/s/ Richard Windorski                                       December 30, 2003
--------------------------------                            -----------------
By: Richard Windorski, CEO                                        DATE